Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated April 30, 2001 (except for the subsequent event described in the fifth paragraph of Note 1, as to which the date is May 25, 2001), included in the Current Report on Form 8-K/A (No. 33-30743) of Emergisoft Holding, Inc. (a Nevada corporation) dated May 25, 2001, with respect to the consolidated financial statements of Emergisoft Holding, Inc. (a Delaware corporation) included in this Form 8-K/A.




                                                 /s/ Ernst & Young LLP



August 2, 2001